SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 25, 2010
HARBINGER GROUP INC.

(Exact Name of Registrant as Specified in Its Charger)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders
     On May 25, 2010, Harbinger Group Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which two proposals were presented to the Company’s stockholders for consideration. The two matters presented for consideration were: (1) to elect two Class III directors and (2) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
     The final results of voting on each of the matters submitted to a vote of security holders during the Company’s annual meeting of stockholders on May 25, 2010 are as follows:

		For	Withheld	Broker Non-Votes
1.	Election of Directors:
	Thomas Hudgins	17,369,702	113,700	1,147,575
	Robert V. Leffler, Jr.	15,901,664	1,581,738	1,147,575
Under the Company’s Bylaws, each of the directors was elected, having received an affirmative vote of the holders of a plurality of the votes cast.

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	18,599,201	26,864	4,912	—
Under the Company’s Bylaws, the selection of Deloitte & Touche LLP was ratified, having received an affirmative vote of the majority of the shares present at the meeting in person or by proxy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: May 26, 2010	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer